UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 17, 2007

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450 Annapolis, Maryland	21401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

Healthcare Acquisition Corp.
2116 Financial Center 666 Walnut Street
Des Moines, IA 50309
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 17, 2007, PharmAthene, Inc. (“PharmAthene” or the “Company”) announced that a hearing has been scheduled by the Delaware Court of Chancery for 2:00 p.m. on Monday, August 27, 2007, in an action filed by PharmAthene stockholder, Matthew P. Kinley, pursuant to Section 225(b) of the Delaware General Corporation Law seeking a determination from the Delaware Court of Chancery that the previously announced merger between PharmAthene, Inc. and Healthcare Acquisition Corp. was validly approved at the Special Meeting of Stockholders of Healthcare Acquisition Corp. on August 3, 2007 and, thereafter, consummated by the filing of a Certificate of Merger with the Delaware Secretary of State. A copy of the Company’s press release is attached as Exhibit 99.1. By the press release, PharmAthene is providing notice to all holders of the common stock of PharmAthene (formerly known as Healthcare Acquisition Corp.) of the pending judicial action in the Delaware Court of Chancery.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

NO.	DESCRIPTION

99.1
Press Release, dated August 17, 2007, announcing that a hearing has been scheduled by the Delaware Court of Chancery for 2:00 p.m. on Monday, August 27, 2007 in the action to establish the valid approval and consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (registrant)

August 17, 2007	By:	/s/ Christopher C. Camut
Christopher C. Camut Chief Financial Officer

Exhibit Index

NO.	DESCRIPTION

99.1	Press Release, dated August 17, 2007, announcing that a hearing has been scheduled by the Delaware Court of Chancery for 2:00 p.m. on Monday, August 27, 2007 in the action to establish the valid approval and consummation of the Merger.